As filed with the Securities and Exchange Commission on December 6,1999	Registration No.

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Conectisys Corporation (Exact name of Registrant as specified in its charter)	Colorado (State or other jurisdiction of incorporation or organization)
24307 Magic Mountain Parkway, Suite 41, Valencia, California 91355 (Address of principal executive offices)	84-1017107 (I.R.S. Employer Identification No.)

NON-QUALIFIED STOCK OPTION AND STOCK BONUS PLAN
(Full title of Plan)

Robert A. Spigno, President Conectisys Corporation 24307 Magic Mountain Parkway, Suite 41, Valencia, California 91355 (Name and address of agent for service)

(661) 295-6763
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of Securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, no par value	1,000,000 shares	$ .84	$840,000	$234

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares that may be issued in connection with share splits, share dividends or similar transactions relating to the plans/consulting agreements.

(2) Estimated pursuant to Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by Conectisys Corporation (the "Company") with the Commission are hereby incorporated by reference into this Registration Statement:

(a) The Company's Annual Report on Form 10-KSB for the fiscal year ended November 30, 1998 (the "Annual Report") filed by the Company (SEC File No. 33-3560D under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

Robert A. Spigno, President
CONECTISYS CORPORATION
24307 Magic Mountain Parkway, Suite 41
Valencia, California 91355
(661) 295-6763

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company is a Colorado corporation. Section 7-109-101, et seq. of the Colorado Corporations and Associations Act provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

Article VII of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by law.

At the present time, the Company does not have any officer-director liability insurance, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

(a) The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on December 3, 1999.

CONECTISYS CORPORATION

By: /s/ Robert A. Spigno, President
Robert A. Spigno, President
Director (Chairman) and President

By: /s/ Lawrence Muirhead
Lawrence Muirhead
Director

By: /s/ Patricia Spigno
Patricia Spigno
Secretary and Chief Financial Officer

By: /s/ Melissa Weger
Melissa Weger
Director

CONECTISYS CORPORATION
EXHIBIT INDEX TO FORM S-8 REGISTRATION STATEMENT

EXHIBIT NO. - DESCRIPTION

  5.1 Opinion of Stephen A. Zrenda, Jr., P.C.

23.1 Consent of Independent Accountants

23.2 Consent of Legal Counsel

99.1 Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan

99.2 Employment Agreement dated August 1, 1998, with Lawrence Muirhead

99.3 Consulting Agreement dated August 9, 1999, with Red Hawk International

99.4 Consulting Agreement dated September 1, 1999, with Kenneth Miyamoto

99.5 Consulting Agreement dated September 1, 1999, with Rick Maricle

99.6 Consulting Agreement dated November 22, 1999, with Joseph S. Park

EXHIBIT 5.1 - Opinion of Stephen A. Zrenda, Jr., P.C.

STEPHEN A. ZRENDA, JR., P.C.
ATTORNEY AND COUNSELOR AT LAW
2100 BANK ONE CENTER
100 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102-8601

Telephone (405) 235-2111
Telecopier (405) 235-2157

December 6, 1999

Conectisys Corporation
Attn: Robert A. Spigno
24307 Magic Mountain Parkway, Suite 41
Valencia, CA 91355

Ladies and Gentlemen:

We have acted as special counsel to Conectisys Corporation (the "Company") to render a legal opinion regarding its Form S-8 Registration Statement to be filed with the Securities and Exchange Commission concerning its plan to issue its Common Stock, $.001 par value, to consultants to the Company and certain other persons.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, instruments and documents of the Company, certificates of public officials and of officers of the Company, and such other certificates, documents and records, and have made such other investigations, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. As to questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon such certificates of public officials and of such officers, such other certificates, documents and records, and upon the representations of such parties. In addition, we have assumed: (i) the genuineness of all signatures on all documents seen or reviewed by us, ii) the authenticity of documents submitted to us as originals, and (iii) the conformity with the original and certified copies of all documents submitted to us as copies and the authenticity of the originals thereof. We have also examined such matters of law and such additional matters of fact as we consider necessary or appropriate in connection with the opinions hereinafter expressed.

Based on and subject to the foregoing, it is our opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado; and

2. Assuming the accuracy of the documents, representations and warranties of the Company, the offer, issuance and sale of the Common Stock of the Company to consultants and certain other persons under the terms and provisions of consulting agreements and other contracts will have been duly authorized and validly issued and will be fully paid and nonassessable.

The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

Very truly yours,

/s/ STEPHEN A. ZRENDA, JR., P.C.
Stephen A. Zrenda, Jr., Esq.

EXHIBIT 23.1 - CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in Form S-8 of our report dated September 15, 1999, relating to the consolidated financial statements of Conectisys Corporation, which are contained therein.

HURLEY & CO.

By: /s/ Mike Hurley, Jr.
Granada Hills, California
December 3, 1999

EXHIBIT 23.2 - CONSENT OF LEGAL COUNSEL

We hereby consent to the use of our name in Form S-8 registration statement of Conectisys Corporation.

STEPHEN A. ZRENDA, JR., P.C.

By: /s/ Stephen A. Zrenda, Jr.
Stephen A. Zrenda, Jr.

Oklahoma City, Oklahoma
December 3, 1999

EXHIBIT 99.1 - Conectisys Corporation Non-Qualified Stock Option and Stock Bonus Plan

ARTICLE 1 - General Provisions

1.1 Purpose. The purpose of the Conectisys Corporation Non-Qualified Stock and Stock Bonus Plan shall be to compensate independent consultants (the "Participants") of Conectisys Corporation (the "Company") and its subsidiaries, if any, by way of granting non-qualified stock options ("Stock Options"). The Options to be granted under the Plan are not intended to be qualified pursuant to Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Stock Options to be granted are intended to be "non-qualified stock options" as described in Sections 83 and 421 of the Code. Furthermore, under the Plan, the terms "parent" and "subsidiary" shall have the same meaning as set forth in Subsections (e) and (f) of Section 425 of the Code unless the context herein clearly indicates to the contrary.

1.2 General. The terms and provisions of this Article I shall be applicable to Stock Options and stock bonuses unless the context herein clearly indicates to the contrary.

1.3 Administration of the Plan. The Plan shall be administered by the Stock Option Committee (the "Committee") appointed by the Board of Directors (the "Board") of the Company and consisting of not less than three members from the Board. The members of the Committee shall serve at the pleasure of the Board. The Committee shall have the power where consistent with the general purpose and intent of the Plan to (i) modify the requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan, (ii) suspend or discontinue the Plan, (iii) establish policies and (iv) adopt rules and regulations and prescribe forms for carrying out the purposes and provisions of the Plan including the form of any "stock option agreements" ("Stock Option Agreements"). Unless otherwise provided in the Plan, the Committee shall have the authority to interpret and construe the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision or determination made by the Committee shall be final, binding and conclusive. A majority of the Committee shall constitute a quorum, and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee.

1.4 Shares Subject to the Plan. Shares of stock ("Stock") covered by Stock Options and stock bonuses shall consist of 1,000,000 shares of the Common Stock, $.001 par value, of the Company. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option for shares of Stock, granted to a Participant lapses, or is otherwise terminated, the Committee may grant Stock Options, SARs or ISO Options for such shares of Stock to other Participants.

1.5 Participation in the Plan. The Committee shall determine from time to time those Participants who are to be granted Stock Options and stock bonuses and the number of shares of Stock covered thereby. Directors, officers and employees of the Company or of a subsidiary shall not be eligible to participate in the Plan.

1.6 Determination of Fair Market Value. As used in the Plan, "fair market value" shall mean on any particular day (i) if the Stock is listed or admitted for trading on any national securities exchange or the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the last sale price, or if no sale occurred, the mean between the closing high bid and low asked quotations, for such day of the Stock on the principal securities exchange on which shares of Stock are listed, (ii) if Stock is not traded on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations or securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Stock on such system, (iii) if neither clause (i) nor (ii) is applicable, the mean between the high bid and low asked quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for shares of the Stock on at least five (5) of the ten (10) preceding days, (iv) in lieu of the above, if actual transactions in the shares of Stock are reported on a consolidated transaction reporting system, the last sale price of the shares of Stock on such system or, (v) if none of the conditions set forth above is met, the fair market value of shares of Stock as determined by the Board. Provided, for purposes of determining "fair market value" of the Common Stock of the Company, such value shall be determined without regard to any restriction other than a restriction which will never lapse.

1.7 Adjustments Upon Changes in Capitalization. The aggregate number of shares of Stock under Stock Options and stock bonuses granted under the Plan, and the total number of shares of Stock which may be purchased by a Participant on exercise of a Stock Option and an ISO Option shall be approximately adjusted by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company except that a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving or the resulting corporation, shall cause the Plan and any Stock Option granted thereunder, to terminate upon the effective date of such dissolution, liquidation, merger or consolidation. Provided, that for the purposes of this Section 1.7, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event will not cause a termination.

1.8 Amendment and Termination of the Plan. The Plan shall terminate at midnight, January 31, 2003, but prior thereto may be altered, changed, modified, amended or terminated by written amendment approved by the Board. Provided, that no action of the Board may, without the approval of the shareholders, increase the aggregate number of shares of Stock which may be purchased or granted under the Plan; withdraw the administration of the Plan from the Committee; amend or alter the Option Price, as applicable; or amend the Plan in any manner which would impair the applicability of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to the Plan. Except as provided in this Article I, no amendment, modification or termination of the Plan shall in any manner adversely affect any Stock Option or stock bonus theretofore granted under the Plan without the consent of the affected Participant.

1.9 Effective Date. The Plan shall be effective November 22, 1999.

1.10 Securities Law Requirements. The Company shall have no liability to issue any Stock hereunder unless the issuance of such shares would comply with any applicable federal or state securities laws or any other applicable law or regulations thereunder.

1.11 Separate Certificates. Separate certificates representing the Common Stock of the Company to be delivered to a Participant upon the exercise of any Stock Option will be issued to such Participant.

1.12 Payment for Stock; Receipt of Stock or Cash in Lieu of Payment.

(a) Payment for Stock. Payment for shares of Stock purchased under this Plan shall be made in full and in cash or check made payable to the Company. Provided, payment for shares of Stock purchased under this Plan may also be made in Common Stock of the Company or a combination of cash and Common Stock of the Company in the event that the purchase of shares is pursuant to the exercise of rights under an Option which is exercisable on the date of exercise of the Option. In the event that Common Stock of the Company is utilized in consideration for the purchase of Stock upon the exercise of a Stock Option, then, such Common Stock shall be valued at the "fair market value" as defined in Section 1.6 of the Plan.

1.13 Incurrence of Disability and Retirement. A Participant shall be deemed to have terminated consulting services and incurred a disability ("Disability") if such Participant suffers a physical or mental condition which, in the judgment of the Committee, totally and permanently prevents a Participant from engaging in any substantial gainful consulting services with the Company or a subsidiary.

1.14 Stock Options Granted Separately. Since the Committee is authorized to grant Stock Options to Participants, the grant thereof and Stock Option Agreements relating thereto will be made separately and totally independent of each other. Except as it relates to the total number of shares of Stock which may be issued under the Plan, the grant or exercise of a Stock Option shall in no manner affect the grant and exercise of any other Stock Options.

1.15 Grants of Options and Stock Option Agreement. Each Stock Option granted under this Plan shall be evidenced by the minutes of a meeting of the Committee or by the written consent of the Committee and by a written Stock Option Agreement effective on the date of grant and executed by the Company and the Participant. Each Option granted hereunder shall contain such terms, restrictions and conditions as the Committee may determine, which terms, restrictions and conditions may or may not be the same in each case.

1.16 Use of Proceeds. The proceeds received by the Company from the sale of Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

1.17 Non-Transferability of Options. Except as otherwise herein provided, any Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Participant, only by him. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof shall be null and void and without effect.

1.18 Additional Documents on Death of Participant. No transfer of an Option by the Participant by will or the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice and an unauthenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the successor to the Option of the terms and conditions of such Option.

1.19 Changes in Employment. So long as the Participant shall continue to be a consultant of the Company or any one of its subsidiaries, any Option granted to him shall not be affected by any change of duties or position. Nothing in the Plan or in any Stock Option Agreement which relates to the Plan shall confer upon any Participant any right to continue as a consultant of the Company or of any of its subsidiaries, or interfere in any way with the right of the Company or any of its subsidiaries to terminate his consulting arrangement at any time.

1.20 Shareholder Rights. No Participant shall have a right as a shareholder with respect to any shares of Stock subject to an Option prior to the purchase of such shares of Stock by exercise of the Option.

1.21 Right to Exercise Upon Company Ceasing to Exist. Where dissolution or liquidation of the Company or any merger consolidation or combination in which the Company is not the surviving corporation occurs, the Participant shall have the right immediately prior to such dissolution, liquidation, merger, consolidation or combination, as the case may be, to exercise, in whole or in part, his then remaining Options whether or not then exercisable, but limited to that number of shares that can be acquired without causing the Participant to have an "excess parachute payment" as determined under Section 280G of the Code determined by taking into account all of Participant's "parachute payments" determined under Section 280G of the Code. Provided, the foregoing notwithstanding, after the Participant has been afforded the opportunity to exercise his then remaining Options as provided in this Section 1.21, and to the extent such Options are not timely exercised as provided in this Section 1.21, then, the terms and provisions of this Plan and any Stock Option Agreement will thereafter continue in effect, and the Participant will be entitled to exercise any such remaining and unexercised Options in accordance with the terms and provisions of this Plan and such Stock Option Agreement as such Options thereafter become exercisable. Provided further, that for the purposes of this Section 1.21, if any merger, consolidation or combination occurs in which the Company is not the surviving corporation and is the result of a mere change in the identity, form, or place of organization of the Company accomplished in accordance with Section 368(a)(1)(F) of the Code, then, such event shall not cause an acceleration of the exercisability of any such Options granted hereunder.

1.22 Assumption of Outstanding Options. To the extent permitted by the then applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Options outstanding under the Plan or issue new Options in place of outstanding Options under the Plan.

ARTICLE II - Terms of Stock Options and Exercise

2.1 General Terms.

(a) Grant and Terms for Stock Options. Stock Options shall be granted by the Committee on the following terms and conditions: Stock Options shall be exercisable within six months from the date of grant (except as specifically provided in Subsection 2.l(c) hereof, with regard to the death or Disability of a Participant), nor more than five (5) years after the date of grant. Subject to such limitation, the Committee shall have the discretion to fix the period (the "Option Period") during which any Stock Option may be exercised. Stock Options granted shall not be transferable except by will or by the laws of descent and distribution, Stock Options shall be exercisable only by the Participant while actively employed a consultant by the Company or a subsidiary, except that (i) any such Stock Option granted and which is otherwise exercisable, may be exercised by the personal representative of a deceased Participant within 12 months after the death of such Participant (but not beyond the Option Period of such Stock Option), (ii) Participant terminates his employment as an employee or a consultant with the Company or a subsidiary on account of incurring a Disability, such Participant may exercise any Stock Option which is otherwise exercisable at any time within 12 months of such date of termination. If a Participant should die during the applicable three-month or 12-month period following the date of such Participant's Retirement or termination on account of Disability, the rights of the personal representative of such deceased Participant as such relate to any Stock Options granted to such deceased Participant shall be governed in accordance with Subsection 2.1(a)(i) of this Article II.

(b) Option Price. The option price ("Option Price") for shares of Stock subject to a Stock Option shall be determined by the Committee, but in no event shall the Option Price of an ISO be less than 100% of the "fair market value" of the Stock on the date of grant and in no event shall the Option Price of Stock Options be less than 85% of the "fair market value" of the Stock on the date of grant.

(c) Acceleration of Otherwise Unexercisable Stock Option on Retirement, Death, Disability or Other Special Circumstances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment as an employee or a consultant due to Retirement, (ii) a Participant who terminates employment as an employee or a consultant due to a Disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment as an employee or a consultant upon the occurrence of special circumstances (as determined by the Committee) to exercise and purchase (within three months of such date of termination of employment or consulting arrangement, or 12 months in the case of a deceased or disabled Participant; all or any part of the shares subject to Stock Option on the date of the Participant's Retirement, Disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, with respect to such Stock Option, had not accrued on such date. Provided, such discretionary authority of the Committee shall not be exercised with respect to any Stock Option (or portion thereof) if the applicable six-month waiting period for exercise had not expired except in the event of the death or disability of the Participant when the personal representative of the deceased Participant or the disabled Participant may, with the consent of the Committee, exercise such Stock Option notwithstanding the fact that the applicable six-month waiting period had not yet expired.

(d) Number of Stock Options Granted. Participants may be granted more than one Stock Option. In making any such determination, the Committee shall obtain the advice and recommendation of the officers of the Company or a subsidiary which have supervisory authority over such Participants. The granting of a Stock Option under the Plan shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

(e) Notice of Exercise Stock Option. Upon exercise of a stock option, a Participant shall give written notice to the Secretary of the Company, or other officer designated by the Committee, at the Company's main office in Dallas, Texas. No Stock shall be issued to any Participant until the Company receives full payment for the Stock purchased, if applicable, and any required state and federal withholding taxes.

CONECTISYS CORPORATION

By: /s/ Robert A. Spigno
Robert A. Spigno
President & CEO

Date Plan adopted and approved by the Board of Directors: November 22, 1999.

Exhibit 99.2 - EMPLOYMENT AGREEMENT

Conectisys Corporation Consulting Agreement

THIS AGREEMENT is made and entered into effective the 1st day of August, 1998, by and between Conectisys, Inc., a Colorado corporation ("CONECTISYS"), ("Employer"), and Lawrence Muirhead ("Employee").

WITNESSETH:

WHEREAS, Employer is a corporation, duly organized under the laws of the state of Colorado; and

WHEREAS, Employee has expertise in Employer's business which is engaged in the business of high technology and light manufacturer; and

WHEREAS, Employer desires to employ Employee, and Employee desires to accept employment with Employer upon the terms and conditions herein set forth; and

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements herein, and intending to be legally bound hereby, the parties mutually agree as follows:

1. Employment and Term Employer hereby employs Employee and Employee hereby accepts employment from Employer to perform the duties set forth below, for an initial term of Three (3) years, subject to the further provisions of this Agreement, and thereafter shall be automatically extended for subsequent two (2) year terms unless terminated as provided herein. Employee's employment hereunder shall be continued thereafter from term to term until either party shall give sixty (60) days prior written notice of termination. Notwithstanding the foregoing, this Agreement may be sooner terminated as provided in paragraph 8 hereof.

2. Duties. Employee shall devote his full time and efforts to the business of Employer, and shall be an officer of Conectisys, holding the titles of Chief Technical Officer, performing the duties of such offices for Employer. Employee shall further have the power Disclosure of such consultation services will conform to section 7 herein

3. Compensation. During the initial term of this Agreement, Employee shall receive as compensation for his services, an annual base salary of One Hundred and FiftyNinety Thousand Dollars ($9150,000). Base salary shall be paid at a minimum Ninety Thousand Dollars ($90,000) in cash annually and the balance paid at the option of the employer in cash or restricted common stock under rule 144. During the subsequent terms of employment under this agreement, Employer shall negotiate Employee's annual base salary in good faith; provided, however, that Employer shall pay Employee an annual base salary in such subsequent terms of employment in an amount no less than the annual base salary paid Employee during the initial term hereunder. Employee shall further receive a bonus, paid at year-end, equal to One percent (1%) of all net profits before taxes earned by Conectisys. Employee shall have an option to purchase up to 500,000 shares of Conectisys Corporation restricted stock under rule 144 at a cost of Sixty (560%) of the average market value during the prior 180 days of trading; this option shall remain open for Three (3) years with an option to renew said option for an additional two (2) years.

4. Fringe Benefits.

a. Fringe Benefits. Employeer shall be entitled to participate in all qualified or unqualified employee benefit plans subject only to those prerequisites required of other officers and employees. Employee shall receive such other fringe benefits as Employer may determine from time to time in its sole discretion. Employee shall be entitled to Three (3) weeks paid vacation each fiscal year. If Employee is unable to perform Employee's duties by reason of illness or incapacity for a consecutive period of more than two weeks, the compensation payable after the aforesaid period shall be two Thousand Dollars ($2,000), per month. Upon return to full employment, full compensation shall be reinstated. If Employee is unable to perform or is absent from employment for a period of more than Three (3), months, Employer may terminate this Employment Agreement, without further cause.

b. Insurance Benefits. Employer shall provide full medical insurance coverage to the Employee and his dependent or the company will reimburse the employee for coverage up to Three Hundred Dollars ($300) per month, at the discretion of the Employee.

c. Hire-on Bonus. Employee shall receive Three HundredSeventy-five Thousand. (30075,000) Dollars worth of shares of Conectisys Corporation restricted stock under rule 144, at one-half market price, upon execution of this agreement.

d. Performance Bonuses. Employee shall receive performance bonuses for the successful completion of the milestones listed below. The dollar values are to be converted to Conectisys Corporation restricted stock under rule 144 at one-half market price.

i. Upon successful demonstrationprior to December 15, 1998 of a working alpha unit, the Employee shall receive One Hundred and FiftyThirty-Seven Thousand Five Hundred Dollars (150$37,0500) worth of shares of.

ii. Upon successful completion of the beta server software, the Employee shall receive Thirty- Seven Thousand Five Hundred Dollars ($37,500).

iii. Upon successful completion of the beta base station software, the Employee shall receive Seventy-Five Thousand Dollars ($75,000).

iv. Upon successful completion of the beta node software, the Employee shall receive Seventy- Five Thousand Dollars ($75,000).

v. Upon successful deployment of a beta network, the Employee shall receive One Hundred Fifty Thousand Dollars ($150,000).

vi. Upon successful completion of the gamma server software, the Employee shall receive Thirty- Seven Thousand Five Hundred Dollars ($37,500).

vii. Upon successful completion of the gamma base station software, the Employee shall receive Seventy-Five Thousand Dollars ($75,000).

viii. Upon successful completion of the gamma node software, the Employee shall receive Seventy- Five Thousand Dollars ($75,000).

ix. Upon successful deployment of a gamma network, the Employee shall receive One Hundred Fifty Thousand Dollars ($150,000).

x. Upon successful deployment of a gamma network containing more than 10,000 nodes, the Employee shall receive One Hundred Fifty Thousand Dollars ($150,000).

xi. Upon successful completion of performance criteria i through ix, Employee shall have an option to purchase up to 500,000 shares of Conectisys Corporation restricted stock under Rule 144 at a cost of sixty (60%) of the average market value during the prior 180 days of trading.

xii Employee's maximum number of restricted common stock issuance shall not exceed 1.6 million shares for Performance Bonus criteria i. through ix and Employee's Hiring Bonus combined.

xiii. Employee's minimum number of restricted common stock issuance shall not be less than 1.5 million shares for Performance Bonus criteria i. through ix and Employee's Hiring Bonus combined.

5. Reimbursement for expenses. Employer shall reimburse Employee for all ordinary and reasonable expenses incurred by Employee in connection with the business of Employer,. Reimbursement shall be made to Employee by Employer no later than within thirty (30) business days following Employee's submittal to Employer of a reasonable itemization and documentation of such expenses incurred by Employee within the prior approval procedures established by the E employer. In the event that reimbursement is made after the thirty (30) business day period, the employer shall also pay the Employee interest at 20% per annum for the period between the expiration of the thirty business day period and the date of reimbursement.through Conectisys.

6. Employer's Documents. Employee shall upon termination of employment with Employer, for any reason whatsoever, deliver to Employer any and all records, forms, manuals, notebooks, instructional materials, contracts, lists of names or other customer data and any other documents, computer software or the like which have come into Employee's possession by reason of employment with Employer or which Employee holds for Employer, irrespective of whether or not any of said items were prepared by Employee. Employee shall not retain memoranda or copies of any said items; nor shall Employee disclose such records forms, contracts lists or names or other customer data or trade secrets to any other person, firm or entity, either before or after termination of employment with Employer.

7. Disclosure of Information. Employee recognizes and acknowledges that Employer's documents, techniques, procedures and processes as they exist from time to time, are valuable, special and unique assets of Employers business. Employee, will not, during the term of employment or after the termination thereof, carry away, utilize or disclose any of the technique, procedures, processes or any of the information contained in said Employees documents or computer data or any part thereof to any person, firm, corporation, association or other entity for any reason for purpose whatsoever. In the event of a breach or threatened breach by Employee of the provisions of this paragraph, Employer shall be entitled to injunction restraining Employee from disclosing or utilizing, in whole or in part, any of the above information. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages.

Employee shall disclose to employer all outside consulting services performed by employee. Disclosure in the prior sentence only is defined as: the firm or individual whom the services are being performed for and the general scope of work being performed. The employer's Board of Directors shall determine at such time if a conflict of interest occurs.

8. Termination of Employment. Employer may not terminate Employee's employment hereunder during the initial period, except for cause, as defined herein. Thereafter, either party hereto may terminate this Agreement without cause upon sixtyThirty (630) days written notice to the other party.

a. Termination for Cause - By Employer. Employer may terminate this Agreement for cause, which shall be defined as:
i. In the event that Employee refuses to carry out the reasonable and lawful directions of Employer or Employee shall defraud Employer, embezzle funds of Employer, engage in willful misconduct, proven fraud or dishonesty in the performance of Employee's duties hereunder;

ii. In the event that Employee breaches any of the covenants contained in this Agreement and such breach has not been cured to the reasonable satisfaction of Employer; or

iii. In the event that Employee is materially incapacitated from performing Employee's duties hereunder by reason of illness or other disability, but only in the event that such incapacity or disability continues for a continuous period of at least Ninety (90) days.

iv. Employee's failure to follow Employer's the rules and regulations regarding non- disclosure and disclosure of Employer's trade secrets.

b. Termination for cause-By Employee. Employee may terminate this Agreement for cause, which shall be defined as being in the event that Employer breaches any of the covenants contained in this Agreement and such breach has not been cured to the reasonable satisfaction of Employee.

c. Termination on Death of Employee. This Agreement shall terminate upon the death of Employee.

d. Severance Pay. In the event of the termination for cause of Employee as provided in this Agreement, Employee shall not receive any severance or termination pay, except for salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination. In the event of termination by employer for any other reason as provided herein, Employee shall receive, at the time of termination, a lump sum severance payment, in addition to salary, bonuses and benefits accrued or earned, but unpaid as of the date of Employee's termination, in an amount equal to Employee's salary and benefits payable under the terms hereof for a period of One Hundred Eighty (180) days. All stock options are vested and are irrevocable at the start of this agreement. In the event that termination for cause pursuant to Section 8(a)(i) occurs then all stock options are automatically revoked upon discovery.

9. Notice. All demands, notices and other communications to be given hereunder shall be in writing and shall be deemed received when personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid, and addressed as follows:

Employee:
Lawrence Muirhead
15007 Mansel Ave
Lawndale, CA 90260

Employer:
Conectisys, Inc.
24307 Magic Mountain Parkway, Suite #41
Valencia, CA 91355

or at such other address the parties may from time to time designate by written notice hereunder.

10. Waiver. Waiver by Employer of a breach of any provision of this Agreement by Employee shall not construe employee as a waiver of any subsequent breach. Waiver by Employee of a breach of any provision of this Agreement by Employer shall not be construed as a waiver of any subsequent breach by Employer. Waiver by Employer of a breach of any provision of this Agreement by Employee shall not be construed as a waiver of any subsequent breach by Employee.

11. Assignment. All rights and obligations under this Agreement shall be personal to Employee and shall not be assignable by Employee. The rights and obligations of Employer under this Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns.

12. Confidentiality of this Agreement. Employer and employee agree to keep and maintain the terms and provisions of this agreement absolutely confidential and shall not disclose its terms to any person or entity.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of Californiaolorado. Venue for any legal action arising from this Agreement shall lie only in Los Angeles County, California.

14. Heading's. Any headings preceding the text of the paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

15. Saving Clause. If any provision or clause of his Agreement, or application thereof to any person or circumstances is held invalid or unlawful, such invalidity or unlawfulness shall not effect any other provision or cause of this Agreement or application thereof which can be given effect without the invalid or unlawful provision, clause or application.

16. Entire Agreement. This Agreement contains the entire understanding between the parties hereto. There have been no oral or other agreements of any kind whatsoever as a condition precedent or inducement to the signing of this Agreement or otherwise concerning this Agreement or the subject matter hereof No changes, modifications or alterations of any of the terms and provisions, contained in this Agreement, shall be effective unless changed, modified, or altered in writing and signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Employee:

By: /s/ Lawrence Muirhead
Lawrence Muirhead

Employer:

By: /s/ Robert A. Spigno
Robert A. Spigno
President & CEO

Exhibit 99.3 - Consulting Agreement dated September 1, 1999, with Red Hawk International

Conectisys Corporation Consulting Agreement

This consulting agreement ("the Agreement") is entered into on August 9, 1999, by and between Conectisys Corp., a Colorado corporation and its subsidiaries or affiliates ("the Company"), and Red Hawk International, a Company doing business in the state of California ("the Consultant"). The parties, intending to be legally bound hereby, agree as follows:

Retention: The Company will retain the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

Duties of Consultant: During the Consulting Period, the Consultant shall use reasonable and best efforts, to perform those actions and responsibilities necessary to complete the tasks described in the attached Exhibit A, entitled "Scope of Work". Consultant shall render such services diligently and to the best of the Consultant's ability. Consultant shall report to Robert Spigno, the Company's CEO & President or designated representatives. Consulting period shall be on an as needed basis.

Other Activities of Consultant: The Company recognizes that the Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. In the event Consultant is affiliated with any entity which proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company, prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from Mr. Robert Spigno, or the Company's, designated representative. Consultant may not assign this Agreement.

Compensation: In consideration for the Consultant entering into this Agreement, the Company shall compensate the Consultant as follows:

Fees: The Company shall pay to Consultant $1250.00 per week payable by company check.

Expenses: The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant, for business purposes related to, or in the furtherance of, the goals and objectives of the Company and/or, the provision of the Services (collectively, "Company Purposes"), including, expenses reasonably incurred with respect to the Consultant's travel (including Business Class travel for flights of less than three hours and First Class for flights of three hours or more), meals, entertainment, and other customary and reasonable expenses, for Company Purposes. The Company shall pay such expenses directly, or upon submission of bills, receipts, and/or vouchers by the Consultant, by direct reimbursement, to the Consultant. All expenses shall be pre-approved by the Company prior to their occurrence or such non-approved expenses are not required to be paid by the Company to the Consultant

Termination: Subject to the cure provisions contained herein, the Company may terminate the Agreement for cause upon written notice. Cause shall be defined as the Consultant fails to perform the duties outlined in this agreement in good faith and fails to properly service the Company's needs as reasonably expected under the implied "good faith" provisions herein. Notice of Termination shall state specifically the facts and circumstances claimed as the basis for termination of the Agreement. Such notice has to be approved by Mr. Robert Spigno.

Notice: Any notice required, permitted, or desired to be given, pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes, if delivered in person, or sent via Certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service, to the parties at their addresses, set forth above. The Company at the address below will keep copies of notices to Consultant. Notice to Consultant shall be sent to then Consultant at the address below. Either party may change the address to which notice shall be sent. The addresses of the parties are as follows:

The Consultant:

Red Hawk International
P.O. Box 220477
Newhall, CA 91322

The Company:

Conectisys Corporation
24307 Magic Mountain Parkway, Suite 41
Suite 130
Valencia CA 91355
Phone (661)295-6763
Fax (661)295-5981

Waiver: No course of dealing, nor any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of that party. No waiver of any default or breach of this Agreement or application of any term, covenant, or provision, hereof, shall be deemed a continuing waiver, or a waiver of any other breach, default, or the waiver of any other application of any term, covenant, or provision.

Successors: Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all, or substantially all, of the business and/or assets of the Company, the Company will require the successor, to expressly assume and agree to perform this Agreement in the same manner, and to the same extent, that the Company would be required to perform it, if no such succession had occurred. As used in this agreement, "Company" shall mean the Company has defined above and any successor to its business and/or assets, which executes and delivers the Agreement, provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement, by operation of law. This agreement is not transferable by Consultant since it requires the specific services of Consultant without the prior written approval of the Board of Directors and the President of the Company.

Survival of Terms: Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof, shall survive such termination, unless, the context requires otherwise.

Counterparts: This agreement may be executed in two or more counterparts, each of which, shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. Any signature by facsimile, shall be valid and binding, as if an original signature were delivered.

Captions: The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

Governing Law: This Agreement shall be governed, interpreted, and construed, in accordance with the laws of the state of California, applicable to agreements entered into and to be performed entirely therein. Any suit, action, or proceeding, with respect to this Agreement, shall be brought exclusively in the state courts of the state of California, or in the federal courts of the United States, which are located in Los Angeles, California. The parties hereto, hereby agree, to submit to the jurisdiction and venue of such courts, for the purposes hereof. Each party agrees that to the extent permitted by law, the losing party in a suit, action, or proceeding in connection herewith, shall pay the prevailing party, its reasonable attorney's fees, incurred in connection therewith.

Entire Agreement/Modifications: This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

Warranty: The Company and Consultant each hereby warrant and agree, that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is valid, binding, and enforceable, against the parties hereto The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so is a material breech of this Agreement.

Enforceability: If any term, covenant, provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions, or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal, or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant, or provision, as similar in terms, to such invalid, illegal, or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal, and enforceable.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first written above.

RED HAWK INTERNATIONAL

By: /s/ James Durbin

CONECTISYS CORPORATION

By: /s/ Robert A. Spigno
Robert A. Spigno
President & CEO

Exhibit "A" - Scope of Work

Description

Supervise the development, pilot program and deployment of the HNet Project.

Exhibit 99.4 - Consulting Agreement dated September 1, 1999, with Kenneth Miyamoto

Conectisys Corporation Consulting Agreement

This consulting agreement ("the Agreement") is entered into on September 1, 1999, by and between Conectisys Corp., a Colorado corporation and its subsidiaries or affiliates ("the Company"), and Kenneth Miyamoto, an individual ("the Consultant"). The parties, intending to be legally bound hereby, agree as follows:

1. Retention: The Company will retain the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. Duties of Consultant: During the Consulting Period, the Consultant shall use reasonable and best efforts, to perform those actions and responsibilities necessary to complete the tasks described in the attached Exhibit A, entitled "Scope of Work". Consultant shall render such services diligently and to the best of the Consultant's ability. Consultant shall report to Robert Spigno, the Company's CEO & President or designated representatives. Consultant period shall be on an as needed basis.

3. Other Activities of Consultant: The Company recognizes that the Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. In the event Consultant is affiliated with any entity which proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company, prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from Mr. Robert Spigno, or the Company's, designated representative. Consultant may not assign this Agreement.

4. Compensation: In consideration for the Consultant entering into this Agreement, the Company shall compensate the Consultant as follows:

i. Fees: The Company shall pay to Consultant $60.00 per hour payable in Company's restricted common stock at 50% of the market price based upon the average price in the past 30 days from the billing date of services.

ii. Expenses: The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant, for business purposes related to, or in the furtherance of, the goals and objectives of the Company and/or, the provision of the Services (collectively, "Company Purposes"), including, expenses reasonably incurred with respect to the Consultant's travel (including Business Class travel for flights of less than three hours and First Class for flights of three hours or more), meals, entertainment, and other customary and reasonable expenses, for Company Purposes. The Company shall pay such expenses directly, or upon submission of bills, receipts, and/or vouchers by the Consultant, by direct reimbursement, to the Consultant. All expenses shall be pre-approved by the Company prior to their occurrence or such non-approved expenses are not required to be paid by the Company to the Consultant

iii. Termination: Subject to the cure provisions contained herein, the Company may terminate the Agreement for cause upon written notice. Cause shall be defined as the Consultant fails to perform the duties outlined in this agreement in good faith and fails to properly service the Company's needs as reasonably expected under the implied "good faith" provisions herein. Notice of Termination shall state specifically the facts and circumstances claimed as the basis for termination of the Agreement. Such notice has to be approved by Mr. Robert Spigno.

iv. Notice: Any notice required, permitted, or desired to be given, pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes, if delivered in person, or sent via Certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service, to the parties at their addresses, set forth above. The Company at the address below will keep copies of notices to Consultant. Notice to Consultant shall be sent to then Consultant at the address below. Either party may change the address to which notice shall be sent. The addresses of the parties are as follows:

The Consultant:

Kenneth T. Miyamoto
3755 Spring Coulee Rd.
Bellingham, WA 98226

The Company:

Conectisys Corporation
24307 Magic Mountain Parkway, Suite 41
Valencia CA 91355
Phone (661)295-6763
Fax (661)295-5981

5. Waiver: No course of dealing, nor any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of that party. No waiver of any default or breach of this Agreement or application of any term, covenant, or provision, hereof, shall be deemed a continuing waiver, or a waiver of any other breach, default, or the waiver of any other application of any term, covenant, or provision.

6. Successors: Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all, or substantially all, of the business and/or assets of the Company, the Company will require the successor, to expressly assume and agree to perform this Agreement in the same manner, and to the same extent, that the Company would be required to perform it, if no such succession had occurred. As used in this agreement, "Company" shall mean the Company has defined above and any successor to its business and/or assets, which executes and delivers the Agreement, provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement, by operation of law. This agreement is not transferable by Consultant since it requires the specific services of Consultant without the prior written approval of the Board of Directors and the President of the Company.

7. Survival of Terms: Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof, shall survive such termination, unless, the context requires otherwise.

8. Counterparts: This agreement may be executed in two or more counterparts, each of which, shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. Any signature by facsimile, shall be valid and binding, as if an original signature were delivered.

9. Captions: The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

10. Governing Law: This Agreement shall be governed, interpreted, and construed, in accordance with the laws of the state of California, applicable to agreements entered into and to be performed entirely therein. Any suit, action, or proceeding, with respect to this Agreement, shall be brought exclusively in the state courts of the state of California, or in the federal courts of the United States, which are located in Los Angeles, California. The parties hereto, hereby agree, to submit to the jurisdiction and venue of such courts, for the purposes hereof. Each party agrees that to the extent permitted by law, the losing party in a suit, action, or proceeding in connection herewith, shall pay the prevailing party, its reasonable attorney's fees, incurred in connection therewith.

11. Entire Agreement/Modifications: This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

12. Warranty: The Company and Consultant each hereby warrant and agree, that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is valid, binding, and enforceable, against the parties hereto The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so is a material breech of this Agreement.

13. Enforceability: If any term, covenant, provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions, or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal, or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant, or provision, as similar in terms, to such invalid, illegal, or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal, and enforceable.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first written above.

KENNETH T. MIYAMOTO

By: /s/ Kenneth T. Miyamoto

CONECTISYS CORPORATION

By: /s/ Robert A. Spigno
Robert A. Spigno
President & CEO

Exhibit "A" - Scope of Work

Description

Assist in the development of a pilot program and deployment of the HNet Project.

Exhibit 99.5 Consulting Agreement dated September 1, 1999, with Rick Maricle

Conectisys Corporation Consulting Agreement

This consulting agreement ("the Agreement") is entered into on September 1, 1999, by and between Conectisys Corp., a Colorado corporation and its subsidiaries or affiliates ("the Company"), and Rick Maricle, a individual domiciled in the state of California ("the Consultant"). The parties, intending to be legally bound hereby, agree as follows:

1. Retention: The Company will retain the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. Duties of Consultant: During the Consulting Period, the Consultant shall use reasonable and best efforts, to perform those actions and responsibilities necessary to complete the tasks described in the attached Exhibit A, entitled "Scope of Work". Consultant shall render such services diligently and to the best of the Consultant's ability. Consultant shall report to Robert Spigno, the Company's CEO & President or designated representatives. Consulting period shall be on an as needed basis.

3. Other Activities of Consultant: The Company recognizes that the Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. In the event Consultant is affiliated with any entity which proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company, prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from Mr. Robert Spigno, or the Company's, designated representative. Consultant may not assign this Agreement.

4. Compensation: In consideration for the Consultant entering into this Agreement, the Company shall compensate the Consultant as follows:

i. Fees: The Company shall pay to Consultant $800.00 per week payable by company check and provide continuing medical coverage.

ii. Expenses: The Company shall pay all such expenses reasonably incurred during the Consulting Period by the Consultant, for business purposes related to, or in the furtherance of, the goals and objectives of the Company and/or, the provision of the Services (collectively, "Company Purposes"), including, expenses reasonably incurred with respect to the Consultant's travel (including Business Class travel for flights of less than three hours and First Class for flights of three hours or more), meals, entertainment, and other customary and reasonable expenses, for Company Purposes. The Company shall pay such expenses directly, or upon submission of bills, receipts, and/or vouchers by the Consultant, by direct reimbursement, to the Consultant. All expenses shall be pre-approved by the Company prior to their occurrence or such non-approved expenses are not required to be paid by the Company to the Consultant

iii. Termination: Subject to the cure provisions contained herein, the Company may terminate the Agreement for cause upon written notice. Cause shall be defined as the Consultant fails to perform the duties outlined in this agreement in good faith and fails to properly service the Company's needs as reasonably expected under the implied "good faith" provisions herein. Notice of Termination shall state specifically the facts and circumstances claimed as the basis for termination of the Agreement. Such notice has to be approved by Mr. Robert Spigno.

iv. Notice: Any notice required, permitted, or desired to be given, pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes, if delivered in person, or sent via Certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service, to the parties at their addresses, set forth above. The Company at the address below will keep copies of notices to Consultant. Notice to Consultant shall be sent to then Consultant at the address below. Either party may change the address to which notice shall be sent. The addresses of the parties are as follows:

The Consultant:

Rick Maricle
19425 Soledad Canyon Road, #B273
Santa Clarita, CA 91351
(661) 251-1301

The Company:

Conectisys Corporation
24307 Magic Mountain Parkway, Suite 41
Valencia CA 91355
Phone (661)295-6763
Fax (661)295-5981

5. Waiver: No course of dealing, nor any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of that party. No waiver of any default or breach of this Agreement or application of any term, covenant, or provision, hereof, shall be deemed a continuing waiver, or a waiver of any other breach, default, or the waiver of any other application of any term, covenant, or provision.

6. Successors: Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all, or substantially all, of the business and/or assets of the Company, the Company will require the successor, to expressly assume and agree to perform this Agreement in the same manner, and to the same extent, that the Company would be required to perform it, if no such succession had occurred. As used in this agreement, "Company" shall mean the Company has defined above and any successor to its business and/or assets, which executes and delivers the Agreement, provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement, by operation of law. This agreement is not transferable by Consultant since it requires the specific services of Consultant without the prior written approval of the Board of Directors and the President of the Company.

7. Survival of Terms: Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof, shall survive such termination, unless, the context requires otherwise.

8. Counterparts: This agreement may be executed in two or more counterparts, each of which, shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. Any signature by facsimile, shall be valid and binding, as if an original signature were delivered.

9. Captions: The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

10. Governing Law: This Agreement shall be governed, interpreted, and construed, in accordance with the laws of the state of California, applicable to agreements entered into and to be performed entirely therein. Any suit, action, or proceeding, with respect to this Agreement, shall be brought exclusively in the state courts of the state of California, or in the federal courts of the United States, which are located in Los Angeles, California. The parties hereto, hereby agree, to submit to the jurisdiction and venue of such courts, for the purposes hereof. Each party agrees that to the extent permitted by law, the losing party in a suit, action, or proceeding in connection herewith, shall pay the prevailing party, its reasonable attorney's fees, incurred in connection therewith.

11. Entire Agreement/Modifications: This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

12. Warranty: The Company and Consultant each hereby warrant and agree, that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is valid, binding, and enforceable, against the parties hereto The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so is a material breech of this Agreement.

13. Enforceability: If any term, covenant, provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions, or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal, or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant, or provision, as similar in terms, to such invalid, illegal, or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal, and enforceable.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first written above.

RICK MARICLE

By: /s/ Rick Maricle
 Rick Maricle

CONECTISYS CORPORATION

By:_/s/ _Robert A. Spigno
Robert A. Spigno
President & CEO

Exhibit "A" - Scope of Work

Description

Assist Lawrence Muirhead in the development, pilot program and deployment of the HNet Project.

99.6 Consulting Agreement dated November 22, 1999, with Joseph S. Park

Conectisys Corporation Consulting Agreement

This consulting agreement ("the Agreement") is entered into on November 22, 1999, by and between Conectisys Corp., a Colorado corporation and its subsidiaries or affiliates ("the Company"), and Joseph S. Park, an individual ("the Consultant"). The parties, intending to be legally bound hereby, agree as follows:

1. Retention: The Company will retain the Consultant during the Consulting Period (as defined in Section 2 below), and Consultant hereby agrees to be so retained by the Company, all subject to the terms and provisions of this Agreement.

2. Duties of Consultant: During the Consulting Period, the Consultant shall use reasonable and best efforts, to perform those actions and responsibilities necessary to complete the tasks described in the attached Exhibit A, entitled "Scope of Work". Consultant shall render such services diligently and to the best of the Consultant's ability. Consultant shall report to Robert Spigno, the Company's CEO & President or designated representatives. Consultant period shall be on an as needed basis.

3. Other Activities of Consultant: The Company recognizes that the Consultant shall perform only those services that are reasonably required to accomplish the goals and objectives set forth herein. In the event Consultant is affiliated with any entity which proposes to deal with the Company, Consultant shall disclose the nature of such relationship to the Company, prior to the Company making any decision, and shall obtain the approval of the Company, which approval shall be conclusively deemed granted upon written notice from Mr. Robert Spigno, or the Company's, designated representative. Consultant may not assign this Agreement.

4. Compensation: In consideration for the Consultant entering into this Agreement, the Company shall compensate the Consultant as follows:

i. Fees: The Company shall pay to Consultant $250.00 per hour payable in Company's restricted common stock at 50% of the market price based upon the average price in the past 30 days from the billing date of services.

ii. Expenses: Consultant shall pay own expenses. Except those specifically authorized by the Company. The Company shall pay such expenses directly, or upon submission of bills, receipts, and/or vouchers by the Consultant, by direct reimbursement, to the Consultant. All expenses shall be pre-approved by the Company prior to their occurrence or such non-approved expenses are not required to be paid by the Company to the Consultant

iii. Termination: Subject to the cure provisions contained herein, the Company may terminate the Agreement for cause upon written notice. Cause shall be defined as the Consultant fails to perform the duties outlined in this agreement in good faith and fails to properly service the Company's needs as reasonably expected under the implied "good faith" provisions herein. Notice of Termination shall state specifically the facts and circumstances claimed as the basis for termination of the Agreement. Such notice has to be approved by Mr. Robert Spigno.

iv. Notice: Any notice required, permitted, or desired to be given, pursuant to any of the provisions of this Agreement, shall be deemed to have been sufficiently given or served for all purposes, if delivered in person, or sent via Certified mail, return receipt requested, postage and fees prepaid, or by national overnight delivery prepaid service, to the parties at their addresses, set forth above. The Company at the address below will keep copies of notices to Consultant. Notice to Consultant shall be sent to then Consultant at the address below. Either party may change the address to which notice shall be sent. The addresses of the parties are as follows:

The Consultant:

Joseph S. Park
301 Sonoma Aisle
Irvine, CA 92618
(949) 651-0055

The Company:

Conectisys Corporation
24730 Ave. Tibbetts
Suite 130
Valencia CA 91355
Phone (661)295-6763
Fax (661)295-5981

5. Waiver: No course of dealing, nor any delay on the part of either party in exercising any rights hereunder, will operate as a waiver of any rights of that party. No waiver of any default or breach of this Agreement or application of any term, covenant, or provision, hereof, shall be deemed a continuing waiver, or a waiver of any other breach, default, or the waiver of any other application of any term, covenant, or provision.

6. Successors: Prior to the effectiveness of any succession (whether direct or indirect, by purchase, merger, consolidation, or otherwise), to all, or substantially all, of the business and/or assets of the Company, the Company will require the successor, to expressly assume and agree to perform this Agreement in the same manner, and to the same extent, that the Company would be required to perform it, if no such succession had occurred. As used in this agreement, "Company" shall mean the Company has defined above and any successor to its business and/or assets, which executes and delivers the Agreement, provided for in this Section 10, or which otherwise becomes bound by all the terms and provisions of this Agreement, by operation of law. This agreement is not transferable by Consultant since it requires the specific services of Consultant without the prior written approval of the Board of Directors and the President of the Company.

7. Survival of Terms: Notwithstanding the termination of this Agreement for whatever reason, the provisions hereof, shall survive such termination, unless, the context requires otherwise.

8. Counterparts: This agreement may be executed in two or more counterparts, each of which, shall be deemed to be an original, but all of which together, shall constitute one and the same instrument. Any signature by facsimile, shall be valid and binding, as if an original signature were delivered.

9. Captions: The caption headings in this Agreement are for convenience of reference only, and are not intended, and shall not be construed, as having any substantive effect.

10. Governing Law: This Agreement shall be governed, interpreted, and construed, in accordance with the laws of the state of California, applicable to agreements entered into and to be performed entirely therein. Any suit, action, or proceeding, with respect to this Agreement, shall be brought exclusively in the state courts of the state of California, or in the federal courts of the United States, which are located in Los Angeles, California. The parties hereto, hereby agree, to submit to the jurisdiction and venue of such courts, for the purposes hereof. Each party agrees that to the extent permitted by law, the losing party in a suit, action, or proceeding in connection herewith, shall pay the prevailing party, its reasonable attorney's fees, incurred in connection therewith.

11. Entire Agreement/Modifications: This Agreement constitutes the entire agreement between the parties and supersedes all prior understandings and agreements, whether oral or written, regarding Consultant's retention by the Company. This Agreement shall not be altered or modified, except in writing, duly executed by the parties hereto.

12. Warranty: The Company and Consultant each hereby warrant and agree, that each is free to enter into this Agreement, that the parties signing below are duly authorized and directed to execute this agreement, and that this Agreement is valid, binding, and enforceable, against the parties hereto The parties further agree that they shall both use good faith efforts in their performance of the covenants, conditions and obligations stated herein and any failure to do so is a material breech of this Agreement.

13. Enforceability: If any term, covenant, provision, or any part thereof, is found by any court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, the same shall not affect the remainder of such term, covenant, provision, any other terms, covenants or provisions, or any subsequent application of such term, covenant or provision, or portion thereof. In lieu of any such invalid, illegal, or unenforceable provision, the parties hereto intend that there shall be added, as part of this Agreement, a term, covenant, or provision, as similar in terms, to such invalid, illegal, or unenforceable term, covenant of provision, or part thereof, as may be possible and be valid, legal, and enforceable.

IN WITNESS HEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first written above.
Joseph Park

By: /s/ Joseph Park

CONECTISYS CORPORATION

By:_/s/ _Robert A. Spigno
Robert A. Spigno
President & CEO

Exhibit "A" - Scope of Work

Description

Development of Web site for Conectisys Corp.